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                                                                  EXHIBIT 99.1

                           KEYSTONE PROPERTY TRUST

                  200 Four Falls Corporate Center, Suite 208
                         West Conshohocken, PA 19428
                    Tel. (484) 530-1800 Fax (484) 530-0130
                       http://www.keystoneproperty.com

            AMERICAN REAL ESTATE INVESTMENT CORPORATION CHANGES ITS NAME TO
                             KEYSTONE PROPERTY TRUST

         REFLECTS COMPANY'S EMERGENCE AS AN EAST COAST PREMIER INDUSTRIAL REIT


FOR IMMEDIATE RELEASE

WEST CONSHOHOCKEN, PA, October 13, 1999 -- American Real Estate Investment Corporation, an East Coast based industrial real estate investment trust, today announced the reorganization of the Company from a Maryland corporation to a Maryland real estate investment trust named "Keystone Property Trust." This reorganization was effected through a merger of American Real Estate Investment Corporation with and into Keystone Property Trust, a wholly-owned real estate investment trust formed solely for the purpose of the reorganization. The Company, currently traded on the AMEX under the symbol "REA," will be listed as "KTR" effective October 13, 1999. In connection with the reorganization, the Company changed the name of its operating partnership to "Keystone Operating Partnership, L.P." and changed the name of its management company to "Keystone Realty Services, Inc."

Commenting on the name change, Keystone Property Trust's President and Chief Executive Officer Jeff Kelter remarked: "The past eighteen months have been a period of dramatic change for our Company and shareholders since we reorganized the Company from a southwestern multi-family concern into an East Coast based industrial firm. Our goal was to transform the Company into the dominant provider of big-box industrial warehouse space for corporate distribution and logistics providers to the major East Coast population centers, giving us a strong platform for future growth and profitability. Our new name "Keystone Property Trust" celebrates the achievement of this goal, and is emblematic of the Company's fundamental strength as an owner and operator of institutional quality real estate assets. The Company is now the largest public company industrial landlord in New Jersey, Central Pennsylvania and South Carolina, with a significant presence in Indiana, Ohio and New York state. Our new name also acknowledges our roots as a Pennsylvania based company, where we have been in continuous operation since 1982. Keystone Property Trust now owns or has contracts to purchase in excess of 18.3 million square feet of state-of-the-art industrial distribution assets, in addition to 2.4 million square feet of office in its markets."

Concurrent with the name change, the Company will move its headquarters from Plymouth Meeting, PA to 200 Four Falls Corporate Center, Suite 208 in West Conshohocken, PA, 19428. "These expanded offices have been designed to accommodate the Company's continued expansion of its operating platform, and will serve our needs well into the next century," added Mr. Kelter.

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Keystone Property Trust, with headquarters in West Conshohocken,
Pennsylvania, is a fully-integrated, self-administered and self-managed real estate investment trust focusing on industrial and office properties located in the Mid-Atlantic and Northeast states. The Company owns 130 industrial and office properties containing an aggregate of 17.2 million square feet. For more information, contact Timothy A. Peterson at 484-530-1888, send email to INFO@KEYSTONEPROPERTY.COM or visit the Company web site at WWW.KEYSTONEPROPERTY.COM.

THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS DIRECTORS, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.


SOURCE: KEYSTONE PROPERTY TRUST
WEB SITE: HTTP://WWW.KEYSTONEPROPERTY.COM
CONTACT: TIMOTHY A. PETERSON OF KEYSTONE PROPERTY TRUST, 484-530-1888